                        FACE OF FLOATING RATE MEDIUM-TERM NOTE

     [The following legend is for inclusion only in Book-Entry Securities for which The Depository Trust Company serves as Depositary -- Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

[The following legend is for inclusion only in Book-Entry Securities -- UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]


                           SOUTHERN CALIFORNIA GAS COMPANY
                                   MEDIUM-TERM NOTE
                                   (FLOATING RATE)

REGISTERED               CUSIP NO.:               PRINCIPAL AMOUNT:
No. FLR                                           $

BASE RATE OR BASE        ORIGINAL ISSUE DATE:     STATED MATURITY DATE:
RATES:

If LIBOR:                          IF CMT RATE:
[  ] LIBOR Reuters                 Designated CMT Telerate
      Page:                        Page:
[  ] LIBOR Telerate                     If Telerate Page 7052:
      Page:                             [ ] Weekly Average
Designated LIBOR Currency:              [ ] Monthly Average
                                   Designated CMT Maturity
                                   Index:

INDEX MATURITY:          INITIAL INTEREST RATE:        INTEREST PAYMENT DATE(S):
                                              %

SPREAD (PLUS OR MINUS):  SPREAD MULTIPLIER:

MINIMUM INTEREST RATE:   MAXIMUM INTEREST RATE:
                       %                      %

INITIAL INTEREST RESET   INTEREST RESET           INTEREST RATE RESET
DATE:                    DATE(S):                 PERIOD:

INITIAL REDEMPTION       INITIAL REDEMPTION       ANNUAL REDEMPTION
DATE:                    PERCENTAGE:          %   PERCENTAGE REDUCTION:    %

OPTIONAL REPAYMENT       CALCULATION AGENT:       [ ] CHECK IF DISCOUNT NOTE
DATE(S):                 [ ] Citibank, N.A.       Issue Price              %
                         [ ] Other:

AUTHORIZED DENOMINATION (if other       DAY COUNT CONVENTION:
than $1,000 and integral multiples      [ ] Actual/360 for the period
thereof):                                    from                     to
                                        [ ] Actual/Actual for the period
                                             from                     to
                                        [ ] 30/360 for the period
                                             from                     to
                                        Applicable Base Rate:

ADDENDUM ATTACHED:
[ ] YES
[ ] NO

OTHER/ADDITIONAL PROVISIONS:

     SOUTHERN CALIFORNIA GAS COMPANY, a California corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to),
for value received, hereby promises to pay to                       , or
registered assigns, the principal sum of

                                                                  DOLLARS
on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date) and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions specified above and elsewhere in this Note and in any Addendum hereto, depending upon the Base Rate or the lowest of two or more Base Rates specified above, in each case (i) plus or minus the Spread, if any, specified above and (ii) multiplied by the Spread Multiplier, if any, specified above until the principal hereof is paid or duly made available for payment.

     The Company will pay interest in arrears on each of the Interest Payment Dates specified above in each year, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date and any earlier Redemption Date (as defined on the reverse hereof) or Optional Repayment Date specified above with respect to which such redemption or repayment option has been exercised, and on any other date on which any principal of this Note shall become due and payable (such Stated Maturity Date, each such Redemption Date and Optional Repayment Date with respect to which such redemption or repayment option has been exercised, and each such other date on which principal or an installment of principal of this Note is due and payable by declaration of acceleration or otherwise pursuant to the Indenture referred to on the reverse hereof, being hereinafter referred to as a "Maturity" with respect to the principal payable on such date); PROVIDED, HOWEVER, that if the Original Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date to the Holder of this Note at the close of business on such next succeeding Regular Record Date; and PROVIDED, FURTHER, that if an Interest Payment Date would fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be the next succeeding day which is a Business Day, except that in the case of a Note for which LIBOR is the Base Rate or a Base Rate, as indicated above, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the next preceding day that is a Business Day.

     Unless otherwise specified on the face hereof or in an Addendum hereto, interest payable on this Note on any Interest Payment Date or Maturity shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date specified on the face hereof if no interest has been paid or duly provided for with respect to this Note), to but excluding the relevant Interest Payment Date or Maturity, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date, unless otherwise specified on the face hereof or in an Addendum hereto (a "Regular Record Date"); PROVIDED, HOWEVER, that interest payable at any Maturity will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date (other than at Maturity) will forthwith cease to be payable to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest or be paid in any lawful manner, all on the terms and subject to the conditions set forth in the Indenture. If any Maturity of this Note falls on a day that is not a Business Day, the payment of the principal of and premium, if any, and interest on this Note due on such Maturity will be paid on the next succeeding Business Day with the same force and effect as if paid on such Maturity, and no interest shall accrue with respect to such payment for the period from and after such Maturity.

     Payments of principal of and premium, if any, and interest on this Note shall be made in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York and at such additional places as the Company may designate from time to time; provided, however, that payments of interest on this Note, other than interest payable at Maturity, may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Definitive Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest due on such Definitive Notes on any Interest Payment Date (other than at Maturity) by wire transfer of immediately available funds to an account maintained by such Holder with a depository institution located in the United States (provided such depository institution shall have appropriate facilities therefor) if appropriate wire transfer instructions have been received in writing by the Trustee on or before the Regular Record Date immediately preceding such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked in writing by such Holder. As used herein, a "Definitive Note" means a Note which is not a Book-Entry Security (as defined in the Indenture).

     The principal of and premium, if any, and interest on this Note due at any Maturity will be paid in immediately available funds against presentation and surrender of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and at such additional places as the Company may designate from time to time (with interest due at Maturity being paid to the Person to whom principal is paid), and will be paid by wire transfer of immediately available funds to an account maintained by the Holder with a depository institution located in the United States if the Trustee shall have received appropriate wire transfer instructions not later than the close of business at least two Business Days prior to the related Maturity.

     As used herein, a "Business Day" means any day that is not a Saturday or Sunday and that, in New York, New York, is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close, and in the case of a Note for which LIBOR is the Base Rate or a Base Rate, as indicated above, is also a London Business Day. As used herein, "London Business Day" means any day on which dealings in the Designated LIBOR Currency (as defined on the reverse hereof) are transacted in the London interbank market.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. References herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

     Anything herein to the contrary notwithstanding, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

     Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal (or a facsimile thereof) to be imprinted hereon.



[SEAL]
                                   SOUTHERN CALIFORNIA GAS COMPANY



                                   By:
                                        ----------------------------------------
                                             Dennis V. Arriola
                                        Vice President and Treasurer



                                   By:
                                        ----------------------------------------
                                             Thomas Sanger
                                               Secretary

Dated:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION:
This is one of the Securities
of the series designated herein
referred to in the within-mentioned
Indenture.


CITIBANK, N.A.,
  as Trustee



By:
     ------------------------------------
     Authorized Signatory

                                   REVERSE OF NOTE

                           SOUTHERN CALIFORNIA GAS COMPANY
                                   MEDIUM-TERM NOTE
                                   (FLOATING RATE)

     This Note is one of a duly authorized series of Securities of the Company issued and to be issued under an Indenture dated as of May 1, 1989, as amended and supplemented by a First Supplemental Indenture dated as of October 1, 1992 (such Indenture, as amended and supplemented by such First Supplemental Indenture, is hereinafter referred to as the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Medium-Term Notes" and herein referred to as the "Notes."

     This Note is issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof or in such other Authorized Denomination and integral multiples thereof as may be specified on the face hereof.

     Unless otherwise specified in an Addendum hereto or on the face hereof under "Other/Additional Provisions," this Note will not be subject to any sinking fund. Unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, this Note will not be redeemable or repayable prior to its Stated Maturity Date.

     This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of $1,000 in principal amount or any integral multiple of $1,000 in principal amount (or, if another Authorized Denomination is set forth on the face hereof, in increments equal in principal amount to such Authorized Denomination or any integral multiple thereof) (provided that any remaining principal amount hereof shall be at least $1,000 or, if another Authorized Denomination is set forth on the face hereof, the minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (the "Redemption Date"), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 nor less than 30 calendar days prior to the Redemption Date. The "Redemption Price" shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof as set forth below) multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

     This Note will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or from time to time in part in increments of $1,000 in principal amount or any integral multiple of $1,000 in principal amount (or, if another Authorized Denomination is set forth on the face hereof, in increments equal in principal amount to such Authorized Denomination or any integral multiple thereof)(provided that any remaining principal amount hereof shall be at least $1,000 or, if another Authorized Denomination is set forth on the face hereof, the minimum Authorized Denomination), at a repayment price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (the "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its office maintained for such purpose in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof. If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with any such repayment.

     If this Note is specified on the face hereof to be a Discount Note, then this Note shall constitute an Original Issue Discount Security within the meaning of the Indenture and the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest accrued thereon to the

Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

     For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The assumed constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon rate equal to the initial Interest Rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

     Unless otherwise specified on the face hereof or in an Addendum hereto, this Note will bear interest at the rate determined by reference to the Base Rate (or the lowest of two or more specified Base Rates) shown on the face hereof (i) plus or minus the Spread, if any, specified on the face hereof and
(ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing on the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset daily, weekly, monthly, quarterly, semiannually or annually (as shown on the face hereof under Interest Rate Reset Period) or on such other basis as may be set forth on the face hereof or in an Addendum hereto as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

     Except as specified on the face hereof or in an Addendum hereto, the interest rate in effect on this Note on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) pertaining to such Interest Reset Date or
(b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject, in either case, to adjustment by the Spread, if any, and Spread Multiplier, if any, if each case as specified on the face hereof; provided, however, that the interest rate in effect from the Original Issue Date to the

Initial Interest Reset Date shall be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that in the case of a Note for which LIBOR is the Base Rate or a Base Rate, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the next preceding day that is a Business Day. In addition, if the Treasury Rate is the Base Rate or a Base Rate and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date shall be postponed to the next succeeding Business Day.

     The interest rate applicable to each Interest Rate Reset Period commencing on the related Interest Reset Date will be determined by the Calculation Agent (as hereinafter defined) as of the applicable Interest Determination Date and will be calculated by the Calculation Agent on or prior to the Calculation Date (as hereinafter defined), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, the J.J. Kenny Rate and the Prime Rate (as such terms are defined below) shall be the second Business Day preceding each Interest Reset Date. The "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate (as defined below) will be the last working day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as hereinafter defined). The "Interest Determination Date" with respect to LIBOR (as defined below) shall be the second London Business Day preceding the applicable Interest Reset Date unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate (as defined below) shall be the day of the week in which the Interest Reset Date falls on which Treasury bills (as defined below) normally would be auctioned; PROVIDED, HOWEVER, that if an auction is held on the Friday of the week preceding an Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and PROVIDED, FURTHER, that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the Interest Reset Date shall be postponed to the next succeeding Business Day. If the interest rate of this Note is determined with reference to the lowest of two or more Base Rates, the Interest Determination Date pertaining to this Note will be the first Business Day which is at least two Business Days prior to the Interest Reset Date on which each such Base Rate shall be determinable. Each such Base Rate shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

     Except as specified on the face hereof or in an Addendum (if any) hereto, the Base Rate or Rates on this Note shall be determined in accordance with the provisions of the applicable heading below:

     DETERMINATION OF CD RATE. The CD Rate means, with respect to any Interest Determination Date relating to a Note for which the Base Rate is the CD Rate or any Interest Determination Date for a Note for which the interest rate is determined with reference to the CD Rate (a "CD Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)", or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such CD Interest Determination Date will be calculated by the calculation agent specified on the face hereof or any successor in such capacity (the "Calculation Agent") and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with the Company) for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as described above, the CD Rate determined as of such CD Interest Determination Date will be the CD Rate in effect on such CD Interest Determination Date.

     DETERMINATION OF CMT RATE. CMT Rate means, with respect to any Interest Determination Date relating to a Note for which the Base Rate is the CMT Rate or any Interest Determination Date for a Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board

Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the face hereof, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent (after consultation with the Company) determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent (after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent (after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on the Dow Jones Markets Limited (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified on the face hereof, page 7052.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated or, if no such maturity is specified on the face hereof, 2 years.

     DETERMINATION OF COMMERCIAL PAPER RATE. The Commercial Paper Rate means, with respect to any Interest Determination Date relating to a Note for which the Base Rate is the Commercial Paper Rate or any Interest Determination Date for a Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the face hereof as such rate shall be published in H.15(519) under the heading "Commercial Paper-Nonfinancial." In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate on such Commercial Paper Interest Determination Date will be the Money Market Yield of the rate for commercial paper of the Index Maturity shown on the face hereof as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 P.M., New York City time, on such

Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate on such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, at approximately 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in New York, New York selected by the Calculation Agent (after consultation with the Company) for commercial paper of the Index Maturity specified on the face hereof placed for a nonfinancial entity whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

     Money Market Yield =        D X 360    x 100
                              -------------
                              360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the applicable Interest Rate Reset Period.

     DETERMINATION OF ELEVENTH DISTRICT COST OF FUNDS RATE. The Eleventh District Cost of Funds Rate means, with respect to any Interest Determination Date relating to a Note for which the Base Rate is the Eleventh District Cost of Funds Rate or any Interest Determination Date for a Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such

Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

     DETERMINATION OF FEDERAL FUNDS RATE. The Federal Funds Rate means, with respect to any Interest Determination Date relating to a Note for which the Base Rate is the Federal Funds Rate or any Interest Determination Date for a Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on that date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in New York, New York selected by the Calculation Agent (after consultation with the Company) prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; PROVIDED, HOWEVER, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as described in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     DETERMINATION OF J.J. KENNY RATE NOTES. J.J. Kenny Rate means, with respect to any Interest Determination Date relating to a Note for which the Base Rate is the J.J. Kenny Rate or any Interest Determination Date for a Note for which the interest rate is determined with reference to the J.J. Kenny Rate (a "J.J. Kenny Rate Interest Determination Date"), the rate in the high grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest of which is exempt from federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (or their respective successors) in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from federal income taxation under the Code, and (C) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any J.J. Kenny Rate Interest Determination Date shall be 67% of the rate determined as if the Treasury Rate option had been originally selected.

     DETERMINATION OF LIBOR. LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

          (i) With respect to an Interest Determination Date relating to a Note for which the Base Rate is LIBOR or any Interest Determination Date for a Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face of this Note, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity designated on the face of this Note, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M. London time, on that LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified on the face of this Note, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face of this Note as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity designated on the face of this Note commencing on such Interest Reset Date that appears on the Designated LIBOR Page as of 11:00 A.M. London time, on that LIBOR Interest Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity designated on the face of this Note, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (after consultation with the Company) for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity designated on the face of this Note and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

     "Designated LIBOR Currency" means the currency or composite currency specified on the face hereof as to which LIBOR shall be calculated or, if no such currency or composite currency is specified on the face hereof, United States dollars.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or
(b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on the Dow Jones Markets Limited (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

     "Principal Financial Center" means the capital city of the country to which the Designated LIBOR Currency relates (or, in the case of ECU, Luxembourg), except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, and Zurich, respectively.

     DETERMINATION OF PRIME RATE. The Prime Rate means, with respect to any Interest Determination Date relating to a Note for which the Base Rate is the Prime Rate or any Interest Determination Date for a Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York as selected by the Calculation Agent (after consultation with the Company). If fewer than four quotations are provided by such major money center banks, the Prime Rate shall be calculated by the Calculation Agent and shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500,000,000 and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent (after consultation with the Company) to provide such rates; PROVIDED, HOWEVER, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting rates as set forth in this sentence, the Prime Rate determined as of such Prime Rate Interest

Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

     DETERMINATION OF TREASURY RATE. The Treasury Rate means, with respect to any Interest Determination Date relating to a Note for which the Base Rate is the Treasury Rate or any Interest Determination Date for a Note for which the interest rate is determined with reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof, as such rate is published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate of such Treasury bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury bills having the Index Maturity specified on the face hereof are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as described above, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

     Anything herein to the contrary notwithstanding, (i) the interest rate in effect with respect to this Note from time to time shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof and (ii) the interest rate hereon will in no event be higher than the maximum rate permitted from time to time by New

York law, as the same may be modified by United States law of general application.

     The "Calculation Date," where applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as a result of a determination made for the next Interest Reset Date.

     Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the applicable period for which interest is being calculated. Unless otherwise specified under Day Count Convention on the face hereof or in an Addendum hereto, the interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Base Rate, or by the actual number of days in the year if the CMT Rate or the Treasury Rate is an applicable Base Rate, or by 365 days if the J.J. Kenney Rate is an applicable Base Rate. Unless otherwise specified under Day Count Convention on the face hereof or in an Addendum hereto, the interest factor for this Note, if the interest rate is calculated with reference to two or more Base Rates, shall be calculated in each period in the same manner as if only the applicable Base Rate specified on the face hereof applied.

     All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

     Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other terms hereof or matters relating hereto may be modified as specified in an Addendum hereto or on the face hereof under "Other/Additional Provisions."

     If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than

25% in aggregate principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions, which provisions apply to the Notes, for
(i) the defeasance of the indebtedness evidenced by the Notes and (ii) the satisfaction and discharge of the Indenture, in each case upon compliance with certain conditions, and subject to certain exceptions, set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected thereby at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of Authorized Denominations and for the same aggregate principal amount and having the identical terms and provisions, will be issued to the designated transferee or transferees.

     As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes having identical terms and provisions, in Authorized Denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may, subject to certain exceptions specified in the Indenture, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on this Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust, and the Holder of this Note shall thereafter look only to the Company for payment thereof, all as provided in the Indenture.

     If any principal of or premium, if any, or interest on this Note is not paid when due, then such unpaid principal, premium or interest, as the case may be, shall, to the extent permitted by law, bear interest until paid at the interest rate per annum borne by this Note from time to time.

     The Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

     All capitalized terms used in this Note and not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                              OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms on ____________________ at a price equal to the principal amount of this Note to be repaid, together with interest accrued on the principal amount to be repaid to the repayment date, by payment to the undersigned, at
________________________________________________________________________________
            (Please print or type the name and address of the undersigned)

     For this Note to be repaid, the Trustee must receive at Citibank, N.A., 111 Wall Street, 5th Floor, Corporate Trust Services, Attention: Issuance and Transfer, New York, New York 10043, or at such other address of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000 (or other Authorized Denomination, if any, specified on the face hereof) in principal amount) which the Holder elects to have repaid (in the absence of any such specification, the entire principal amount hereof will be repaid) and specify the denomination or denominations (which shall be $1,000 (or other minimum Authorized Denomination, if any, specified on the face hereof) or any multiple thereof) of the Note or Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).



$______________________       ________________________________________
(Specify portion to be        NOTICE:  The signature(s) on this Option
repaid, if less than the to   Elect Repayment must correspond with
entire principal amount of    the name(s) as written upon the face of
this Note)                    this Note in every particular without
                              alteration or enlargement or any change
                              whatsoever.

$_________________________    Date: ________________________
(Specify denomination or
denominations of Note or
Notes to be issued for the
portion, if any, of this
Note not being repaid)

                                    ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM--as tenants in common

     UNIF TSFR (GIFT) MIN ACT--____________Custodian__________ --
                                   (Cust)            (Minor)

                     Under Uniform Transfer (Gifts) to Minors Act

                          ----------------------------------
                                       (State)

     TEN ENT-- as tenants by the entirety
     JT TEN-- as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                      ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please Insert Social Security or Other
  Identifying Number of Assignee:



---------------------------


--------------------------------------------------------------------------------
                     PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                           INCLUDING ZIP CODE OF ASSIGNEE:



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________________________________________
__________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.



Dated:____________________         ____________________________________________
                                   NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.